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                                                                    EXHIBIT 23.4

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors and Shareholders
LSI Group Holdings Plc

We consent to the incorporation by reference in the registration statement filed on or about 17 October 1997 on Form S-4 of Signature Resorts, Inc. of our report dated 27 March 1997, with respect to the consolidated financial statements of LSI Group Holdings Plc at 31 December 1995 and 1996 and for each of the years in the three-year period ended 31 December 1996, which report appears in the Form 8-K/A of Signature Resorts, Inc. dated 10 OCtober 1997.


(signed) KPMG
Chartered Accountants

Preston, England
17 October 1997